Calculation of Filing Fee Tables
S-3
Ingram Micro Holding Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)	14,471,153		$ 376,249,978.00			S-3	333-291469	12/03/2025	$ 42,627.29
			Total Offering Amounts:				$ 376,249,978.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on Form S-3ASR (File No. 333-295556) (the "Registration Statement"). This prospectus supplement relates to the offering of 14,471,153 shares ("Offered Shares") of common stock, par value $0.01 (the "Common Stock"), of Ingram Micro Holding Corporation (the "Company") which includes an underwriters' option to purchase up to 1,730,769 shares of Common Stock that were previously registered under the Company's then-active registration statement on Form S-3 (File No. 333-291469), which became effective on December 3, 2025 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the Offered Shares are part of the previously registered 15,162,922 shares of Common Stock that the Company carried forward (the "Unsold Stock") and the $44,665.01 that had already been paid in relation to the Unsold Stock from the Prior Registration Statement. The registrant previously paid a registration fee of $42,627.29 in connection with the registration of these Offered Shares. Accordingly, there is no additional filing fee due in connection with the filing of this prospectus supplement. The maximum aggregate offering price of the securities to which this prospectus relates is $376,249,978.00. The prospectus is a final prospectus for the related offering.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date